INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  July 12, 1999, in the Registration Statement and related
  Prospectus of the PaineWebber Pathfinders Trust, Treasury
  and Growth Stock Series Twenty Three
  /s/ ERNST & YOUNG LLP
  New York, New York
  July 22, 1999